EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 181 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Special Investment Trust (the “Trust”), and the Portfolios listed on the attached Schedule A, appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2018

Schedule A

Eaton Vance Special Investment Trust

Report Date Fund Name

February 22, 2018 Eaton Vance Global Small-Cap Fund

February 22, 2018 Eaton Vance Growth Fund

February 22, 2018 Eaton Vance Greater India Fund

February 22, 2018 Eaton Vance Large-Cap Value Fund

February 23, 2018 Eaton Vance Special Equities Fund

February 23, 2018 Eaton Vance Core Bond Fund

February 23, 2018 Eaton Vance Dividend Builder Fund

February 23, 2018 Eaton Vance Balanced Fund

February 23, 2018 Eaton Vance Real Estate Fund

February 23, 2018 Eaton Vance Small-Cap Fund

Portfolios whose financial statements are included in one or more of the above Funds’ annual reports for the year ending December 31, 2017:

Report Date Portfolio Name

February 22, 2018 Growth Portfolio

February 22, 2018 Greater India Portfolio

February 22, 2018 Large-Cap Value Portfolio

February 22, 2018 Stock Portfolio

February 23, 2018 Core Bond Portfolio

February 23, 2018 Dividend Builder Portfolio